                                                                 Exhibit 3.15(c)

                                                                 3208 1148
                                                                 12-27-89


         CHANGE OF RESIDENT AGENT

                   OF

         WILLIAMSBURG MOTORS, INC.

APPROVED AND RECEIVED FOR RECORD BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND DECEMBER 27, 1989 AT 11:45 O'CLOCK A.M. AS IN CONFORMITY WITH LAW AND ORDERED RECORDED.

                            ------------------------

   ORGANIZATION AND                RECORDING                     SPECIAL
CAPITALIZATION FEE PAID            FEE PAID                      FEE PAID

$                             $10.00                       $
 ----------------------        -------------------          -------------------
                                   D1483742

TO THE CLERK OF THE COURT OF BALTIMORE COUNTY

      IT IS HEREBY CERTIFIED THAT THE WITHIN INSTRUMENT, TOGETHER WITH ALL ENDORSEMENTS THEREON, HAS BEEN RECEIVED, APPROVED AND RECORDED BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND.

                     RETURN TO:
                     PHH CORPORATION
                     11333 MCCORMICK ROAD
                     HUNT VALLEY                MD 21031

                                                             141C3032484

                                    A 316794

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[SEAL: STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND.]

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                               STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 2 page document on file in this office. DATED: June 24, 1999.

                  STATE DEPARTMENT OF ASSESMENTS AND TAXATION

BY: Darla D. Simms, Custodian.

This stamp replaces our previous certification system. Effective: 6/95

(MD. -757- 7/20/82)
11-17-99 at 3:45 p.m
--------------------------------------------------------------------------------

RECORDED IN THE RECORDS OF THE

STATE DEPARTMENT OF ASSESSMENTS

AND TAXATION OF MARYLAND IN LIBER. FOLIO.

The Board of Directors of Williamsburg Motors, Inc., a corporation organized in the State of Maryland on December 15, 1989 duly approved the following resolutions:

      RESOLVED: That the resident agent of the Corporation in the State of Maryland be and he is hereby changed from JOHN T. CONNOR, JR., whose post office address is 11333 McCormick Road, Hunt Valley, Maryland 21031, to SAMUEL H. WRIGHT, whose post office address is 11333 McCormick Road, Hunt Valley, Maryland 21031, and who is a resident of the State of Maryland.

      RESOLVED: That the proper officers of the Corporation be and they are hereby authorized and directed for and on behalf of the Corporation to file an appropriate certified copy of this resolution with the State Department of Assessments and Taxation of Maryland and to do and perform any and all other necessary and proper acts incident thereto.

I, Samuel H. Wright, Secretary certify under the penalties of perjury that to the best of my knowledge, information, and belief the foregoing resolutions are true in all material respects.


                                               /s/ Samuel H. Wright
                                               --------------------
                                                   Samuel H. Wright

                         STATE DEPARTMENT OF ASSESSMENTS
                                  AND TAXATION

                               APPROVED FOR RECORD

                             12-27-89 at 11:45 A.M.